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                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan of our report dated March 3, 2000, except for note 11, which is as of June 17, 2000, with respect to the consolidated financial statements of Marvell Technology Group Ltd., included in its Registration Statement on Form S-1 for the year ended January 31, 2000, filed with the Securities and Exchange Commission on March 23, 2000.




                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PRICEWATERHOUSECOOPERS LLP

Santa Clara, California
June 26, 2000